Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

Partners Trust Financial Group Increases Quarterly Dividend

Utica, N.Y., March 1, 2005 - Partners Trust Financial Group, Inc. (Nasdaq: PRTR), the holding company for Partners Trust Bank, announced today that its Board of Directors had declared a quarterly cash dividend of seven cents ($0.07) per share on outstanding PRTR stock. This represents a 16.7% increase from last quarter's dividend amount. The dividend is payable on March 31, 2005 to stockholders of record on March 18, 2005.

Partners Trust Financial Group, Inc., headquartered in Utica, New York, is the holding company for Partners Trust Bank, which was founded in 1839. Partners Trust Bank offers a wide variety of business and retail banking products as well as a full range of trust, investment, and municipal banking services through its 36 Central and Southern New York locations in Oneida, Onondaga, Herkimer, Broome, Tioga and Chenango counties. Customers' banking needs are serviced 24 hours a day through a network of ATMs, automated telephone banking, and through the convenience of internet banking at its website, www.partnerstrust.com.

Contact: Partners Trust Financial Group, Inc.

John Zawadzki, President & CEO 315-738-4778

Steven Covert, Executive VP, COO & CFO 315-738-4993